Exhibit 99.1

iStar Financial Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2010
(In thousands, expect per share data)
(Unaudited)

	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Loans and other lending investments, net	$6,731,546	$105,595	(A)	$6,837,141
Corporate tenant lease assets, net	1,823,854	—		1,823,854
Other investments	411,003	—		411,003
Real estate held for investment, net	538,786	—		538,786
Other real estate owned	829,851	—		829,851
Assets held for sale	1,158,595	(1,063,479	)(A)(C)	95,116
Cash and cash equivalents	640,858	292,728	(B)(C)	933,586
Restricted cash	20,518	—		20,518
Accrued interest and operating lease income receivable, net	51,571	—		51,571
Deferred operating lease income receivable	60,808	—		60,808
Deferred expenses and other assets, net	88,165	(6,612	)(A)	81,553
Total assets	$12,355,555	$(671,768)		11,683,787
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other liabilities	$254,747	$12,653	(A)	$267,400
Debt obligations, net	10,469,573	(924,780	)(A)	9,544,793
Total liabilities	10,724,320	(912,127)		9,812,193
Commitments and contingencies	—	—		—
Redeemable noncontrolling interests	7,442	—		7,442
Equity:
iStar Financial Inc. shareholders’ equity:
Preferred Stock Series D, E, F, G and I, liquidation preference $25.00 per share	22	—		22
High Performance Units	9,800	—		9,800
Common Stock, $0.001 par value, 200,000 shares authorized, 138,123 issued and 93,382 outstanding at March 31, 2010	138	—		138
Additional paid-in capital	3,795,797	—		3,795,797
Retained earnings (deficit)	(2,077,552)	241,748	(D)	(1,835,804)
Accumulated other comprehensive income	1,130	—		1,130
Treasury stock, at cost, $0.001 par value, 44,741 shares at March 31, 2010	(154,932)	—		(154,932)
Total iStar Financial Inc. shareholders’ equity	1,574,403	241,748		1,816,151
Noncontrolling interests	49,390	(1,389	)(A)	48,001
Total equity	1,623,793	240,359		1,864,152
Total liabilities and equity	$12,355,555	$(671,768)		$11,683,787

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

iStar Financial Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the three months ended March 31, 2010
(In thousands, expect per share data)
(Unaudited)

	As Reported	Pro Forma Adjustments (E)	Pro Forma
Revenue:
Interest income	$116,616	$—	$116,616
Operating lease income	43,735	—	43,735
Other income	13,198	—	13,198
Total revenue	173,549	—	173,549
Costs and expenses:
Interest expense	87,216	—	87,216
Operating costs—corporate tenant lease assets	4,070	—	4,070
Depreciation and amortization	15,826	—	15,826
General and administrative	27,216	—	27,216
Provision for loan losses	89,469	—	89,469
Impairment of other assets	5,921	—	5,921
Other expense	17,683	—	17,683
Total costs and expenses	247,401	—	247,401
Income (loss) before earnings from equity method investments and gain on early extinguishment of debt	(73,852)	—	(73,852)
Gain on early extinguishment of debt	38,728	—	38,728
Earnings from equity method investments	11,430	—	11,430
Income (loss) from continuing operations	$(23,694)	$—	$(23,694)
Per common share data:
Income (loss) attributable to iStar Financial Inc. from continuing operations:
Basic and diluted	$(0.35)		$(0.35)
Weighted average number of common shares—basic and diluted	93,923		93,923
Per HPU share data:
Income (loss) attributable to iStar Financial Inc. from continuing operations:
Basic and diluted	$(66.00)		$(66.00)
Weighted average number of HPU shares—basic and diluted	15		15

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

iStar Financial Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2009
(In thousands, expect per share data)
(Unaudited)

	As Reported	Pro Forma Adjustments (F)	Pro Forma
Revenue:
Interest income	$557,809	$—	$557,809
Operating lease income	305,007	(114,563)	190,444
Other income	30,468	(11)	30,457
Total revenue	893,284	(114,574)	778,710
Costs and expenses:
Interest expense	481,116	(65,748)	415,368
Operating costs—corporate tenant lease assets	23,467	(6,725)	16,742
Depreciation and amortization	97,869	(31,750)	66,119
General and administrative	127,044	(11)	127,033
Provision for loan losses	1,255,357	—	1,255,357
Impairment of other assets	126,885	—	126,885
Other expense	104,795	(496)	104,299
Total costs and expenses	2,216,533	(104,730)	2,111,803
Income (loss) before earnings from equity method investments and other items	(1,323,249)	(9,844)	(1,333,093)
Gain on early extinguishment of debt	547,349	—	547,349
Earnings from equity method investments	5,298	—	5,298
Income (loss) from continuing operations	$(770,602)	$(9,844)	$(780,446)
Per common share data:
Income (loss) attributable to iStar Financial Inc. from continuing operations (1):
Basic and diluted	$(7.89)		$(7.98)
Weighted average number of common shares—basic and diluted	100,071		100,071
Per HPU share data:
Income (loss) attributable to iStar Financial Inc. from continuing operations (1):
Basic and diluted	$(1,503.13)		$(1,521.47)
Weighted average number of HPU shares—basic and diluted	15		15

Explanatory Note:

(1)

Pro forma loss attributable to iStar Financial Inc. from continuing operations and allocable to common shareholders and HPU holders was ($798,876) and ($22,819), respectively, and excludes preferred dividends and net (income) loss from noncontrolling interests.

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

iStar Financial Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2008
(In thousands, expect per share data)
(Unaudited)

	As Reported	Pro Forma Adjustments (F)	Pro Forma
Revenue:
Interest income	$947,661	$—	$947,661
Operating lease income	308,742	(114,444)	194,298
Other income	97,851	(102)	97,749
Total revenue	1,354,254	(114,546)	1,239,708
Costs and expenses:
Interest expense	666,706	(43,532)	623,174
Operating costs—corporate tenant lease assets	23,059	(6,485)	16,574
Depreciation and amortization	94,726	(31,399)	63,327
General and administrative	143,902	(10)	143,892
Provision for loan losses	1,029,322	—	1,029,322
Impairment of other assets	334,830	—	334,830
Other expense	37,234	218	37,452
Total costs and expenses	2,329,779	(81,208)	2,248,571
Income (loss) before earnings from equity method investments and other items	(975,525)	(33,338)	(1,008,863)
Gain on early extinguishment of debt	393,131	—	393,131
Gain on sale of joint venture interest	280,219	—	280,219
Earnings from equity method investments	6,535	—	6,535
Income (loss) from continuing operations	$(295,640)	$(33,338)	$(328,978)
Per common share data:
Income (loss) attributable to iStar Financial Inc. from continuing operations (1):
Basic and diluted	$(2.68)		$(2.93)
Weighted average number of common shares—basic and diluted	131,153		131,153
Per HPU share data:
Income (loss) attributable to iStar Financial Inc. from continuing operations (1):
Basic and diluted	$(505.47)		$(552.53)
Weighted average number of HPU shares—basic and diluted	15		15

Explanatory Note:

(1)

Pro forma loss attributable to iStar Financial Inc. from continuing operations and allocable to common shareholders and HPU holders was ($382,972) and ($8,288), respectively, and excludes preferred dividends and net (income) loss from noncontrolling interests.

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

iStar Financial Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2007
(In thousands, expect per share data)
(Unaudited)

	As Reported	Pro Forma Adjustments (F)	Pro Forma
Revenue:
Interest income	$998,008	$—	$998,008
Operating lease income	306,513	(113,608)	192,905
Other income	99,938	(250)	99,688
Total revenue	1,404,459	(113,858)	1,290,601
Costs and expenses:
Interest expense	629,260	(20)	629,240
Operating costs—corporate tenant lease assets	27,915	(8,304)	19,611
Depreciation and amortization	83,690	(30,127)	53,563
General and administrative	156,534	(14)	156,520
Provision for loan losses	185,000	—	185,000
Impairment of other assets	144,184	—	144,184
Other expense	8,927	—	8,927
Total costs and expenses	1,235,510	(38,465)	1,197,045
Income (loss) before earnings from equity method investments and other items	168,949	(75,393)	93,556
Gain on early extinguishment of debt	225	—	225
Earnings from equity method investments	29,626	—	29,626
Income (loss) from continuing operations	$198,800	$(75,393)	$123,407
Per common share data:
Income (loss) attributable to iStar Financial Inc. from continuing operations:
Basic	$1.19		$0.61
Diluted	$1.18		$0.60
Weighted average number of common shares—basic	126,801		126,801
Weighted average number of common shares—diluted	127,542		127,542
Per HPU share data(1):
Income (loss) attributable to iStar Financial Inc. from continuing operations:
Basic	$224.40		$114.32
Diluted	$223.27		$113.88
Weighted average number of HPU shares—basic and diluted	15		15

Explanatory Note:

(1)

Pro forma income attributable to iStar Financial Inc. from continuing operations and allocable to common shareholders was $76,640 and $76,733 on a basic and dilutive basis, respectively, and pro forma income attributable to iStar Financial Inc. from continuing operations and allocable to HPU holders was $1,715 and $1,708 on a basic and dilutive basis, respectively. Amounts allocable to common shareholders and HPU holders excludes preferred dividends and net (income) loss from noncontrolling interests.

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

iStar Financial Inc.

Notes to the Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Basis of Presentation

On June 25, 2010, iStar Financial Inc. (the “Company”) completed the sale of 32 real properties, or interests therein (the “Portfolio”), to various subsidiaries of Dividend Capital Total Realty Trust Inc. (the “Buyer”). The properties are leased to a diverse group of corporate tenants, primarily on a triple net lease basis.

The aggregate purchase price for the portfolio was approximately $1.35 billion, before closing costs and customary prorations of taxes, operating expenses, leasing costs and other items. The Company provided the Buyer with mezzanine loans totaling approximately $105.6 million as part of its financing for the transaction. The mezzanine loans bear interest at an initial blended rate of 8.8% per annum and have effective maturities of three and five years. The balance of the purchase price was received in cash. The Company used the proceeds from this transaction to repay a $924.8 million loan collateralized by the properties being sold that was scheduled to mature in April 2011, as well as for general corporate purposes.

The accompanying unaudited pro forma Condensed Consolidated Balance Sheet as of March 31, 2010 has been prepared to reflect the effect of the disposition of the Portfolio as if the transaction had occurred on March 31, 2010. The unaudited pro forma Condensed Consolidated Statements of Operations of the Company for the three months ended March 31, 2010 and for the years ended December 31, 2009, 2008 and 2007 are presented assuming the sale of the Portfolio had been completed on January 1, 2007.

In the opinion of the Company’s management, the unaudited pro forma Condensed Consolidated Financial Statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the disposition on the historical financial information of the Company. The pro forma adjustments, as presented, are based on estimates and certain information that is currently available to the Company’s management. The accompanying unaudited pro forma Condensed Consolidated Financial Statements are not necessarily indicative of the financial condition, results of operations or cash flows that would have been reported had the sale occurred on the dates specified, nor are they indicative of the Company’s future financial condition or results of operations. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K.

Pro Forma Adjustments

The following pro forma adjustments have been prepared to reflect the following:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2010:

(A)

Reflects the effect of the sale of the Portfolio, the related $105.6 million mezzanine financing provided to the Buyer and the Company’s repayment of its remaining debt collateralizing the Portfolio, as if these transactions had been consummated on March 31, 2010.

(B)

Reflects the proceeds received on June 25, 2010, net of $105.6 million mezzanine financing, repayment of the remaining $924.8 million debt collateralizing the Portfolio, estimated closing costs and other cash related closing adjustments.

(C)	Includes approximately $14.6 million of restricted cash for tenant security deposits which were reclassified from assets held for sale to cash and cash equivalents.

(D)

Reflects net impact to equity after adjusting for changes to assets and liabilities resulting from the sale of the Portfolio and repayment of the remaining debt collateralizing the Portfolio as if these transactions had been consummated on March 31, 2010.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2010:

(E)

The pro forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2010, assumes the sale of the Portfolio had been consummated on January 1, 2007. No adjustments are required as the results of operations from the assets in the Portfolio were reflected as Income from discontinued operations in the Company’s previously filed financial statements.

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2009, 2008 and 2007:

(F)

The pro forma Condensed Consolidated Statements of Operations for the years ended December 31, 2009, 2008 and 2007, assume the sale of the Portfolio had been consummated on January 1, 2007. The pro forma adjustments eliminate the revenues, costs and expenses which were directly attributable to the Portfolio and the repaid debt and would not continue after the completion of the sale.